Exhibit 10.2

NISSAN-INFINITI LT LLC,

as Titling Company,

NILT LLC,

as Member,

and

NISSAN MOTOR ACCEPTANCE COMPANY LLC,

as Servicer

2026-B SERIES

SERVICING SUPPLEMENT

Dated as of July 29, 2026

i	NALT 2026-B Series Servicing Supplement

TABLE OF CONTENTS

(continued)

Exhibit A  Form of Annual ERISA Certification

Exhibit B  Servicing Criteria to be Addressed in Servicer’s Assessment of Compliance

ii	NALT 2026-B Series Servicing Supplement

2026-B SERIES SERVICING SUPPLEMENT

This 2026-B Series Servicing Supplement, dated as of July 29, 2026 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “2026-B Servicing Supplement”), is by and between Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Titling Company”), NILT LLC, a Delaware limited liability company, as the member of the Titling Company (in such capacity, the “Member”), and Nissan Motor Acceptance Company, a Delaware limited liability company (“NMAC”), as servicer (the “Servicer”).

RECITALS

WHEREAS, the Titling Company exists for the purpose of, among other things, taking assignments and conveyances of leases and the related leased vehicles and related rights (collectively, the “Titling Company Assets”) for the benefit of the holders of the limited liability company interests in the Titling Company;

WHEREAS, the parties hereto have entered into the Amended and Restated Servicing Agreement, dated as of April 1, 2021 (the “Titling Company Servicing Agreement” and, as supplemented hereby, the “Servicing Agreement”), which provides for certain servicing obligations with respect to the Titling Company and the Titling Company Assets; and

WHEREAS, the parties acknowledge that in connection with the execution of the 2026-B Series Supplement, dated as of the date hereof (the “2026-B Series Supplement”, and together with the Titling Company Agreement, the “Series LLC Agreement”), pursuant to which a limited liability company series interest in the Titling Company (the “2026-B Series”) will be created, it is necessary and desirable to enter into a supplemental agreement to the Titling Company Servicing Agreement providing for specific servicing obligations in connection with the Titling Company Assets allocable to the 2026-B Series.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE SEVEN

DEFINITIONS

Section 7.01 Definitions. Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Series Certificate Sale Agreement”), by and between NILT LLC and Nissan Auto Leasing LLC II.

Section 7.02 Interpretive Provisions. For all purposes of this 2026-B Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used herein include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this 2026-B Servicing Supplement as a whole and not to any particular part, Article or Section within this 2026-B

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Servicing Supplement, (iii) references to an Article or Section such as “Article Eight” or “Section 8.01” shall refer to the applicable Article or Section of this 2026-B Servicing Supplement, (iv) the term “include” and all variations thereof shall mean “include without limitation,” (v) the term “or” shall include “and/or,” (vi) the term “proceeds” shall have the meaning ascribed to such term in the UCC, (vii) references to Persons include their permitted successors and assigns, (viii) references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this 2026-B Servicing Supplement, except that references to the Series LLC Agreement include only such items as related to the 2026-B Series and the Titling Company, (ix) references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto, (x) references to this 2026-B Servicing Supplement include all Exhibits hereto, and (xi) in the computation of a period of time from a specified date to a later specified date, the word “from” shall mean “from and including” and the words “to” and “until” shall mean “to but excluding.”

ARTICLE EIGHT

SERVICING OF THE 2026-B LEASES AND 2026-B VEHICLES

Section 8.01 Identification of 2026-B Leases and 2026-B Vehicles; Securitization Value. The Servicer hereby identifies as 2026-B Series Assets the Leased Vehicles and the Leases relating to such Leased Vehicles more particularly described in the Schedule of 2026-B Leases and 2026-B Vehicles (respectively, the “2026-B Vehicles” and the “2026-B Leases”). The Servicer shall calculate the Securitization Value for each 2026-B Lease as of the Cutoff Date.

Section 8.02 Reallocation and Repurchase of 2026-B Leases and 2026-B Vehicles; Purchase of Matured Vehicles; Lease Pull-Forwards.

(a) If the Servicer grants a lease term extension with respect to any 2026-B Lease that extends the lease term beyond the latest Note Final Scheduled Payment Date of any Notes issued under the Indenture (other than any lease term extension that is in accordance with the Servicer’s Customary Servicing Practices made after a default, breach, delinquency or event permitting acceleration under the terms of the related 2026-B Lease shall have occurred or, in the judgment of the Servicer, is imminent), the Servicer shall, on or before the last day of the second Collection Period following the Collection Period in which such extension was granted, (A) deposit or cause to be deposited into the 2026-B Series Collection Account an amount equal to the Repurchase Payment and (B) direct the Titling Company to either reallocate such 2026-B Lease and the related 2026-B Vehicle from the 2026-B Series to the Unallocated Assets Series or an Other Series.

(b) The Servicer hereby represents and warrants that each 2026-B Lease is a 2026-B Eligible Lease. Upon discovery by the Servicer, the Titling Company Administrator, the Issuing Entity or the Depositor or upon actual knowledge by a Responsible Officer of the Indenture Trustee of a breach of any representation or warranty in this Section 8.02(b) that materially and adversely affects the interest of the Securityholders in the related 2026-B Lease or 2026-B Vehicle, the entity discovering such breach shall give prompt written notice to the other parties to this Agreement and to the Indenture Trustee. Any such breach will be deemed not to have a material and adverse effect if such breach does not affect the ability of the Issuing Entity to receive and retain timely payments

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in full on such 2026-B Lease or receive and retain the proceeds of such 2026-B Leased Vehicle. If the Servicer does not cure any such breach that materially and adversely affects the interest of the Securityholders in the related 2026-B Lease or 2026-B Vehicle in all material respects prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, the end of the first Collection Period following discovery) after the date that the Servicer discovers such breach (whether pursuant to such notice or otherwise), then the Servicer shall (i) deposit (or cause to be deposited) into the 2026-B Series Collection Account an amount equal to the Repurchase Payment on or prior to the Deposit Date following the end of such Collection Period, and (ii) direct the Titling Company Administrator to either reallocate such 2026-B Lease and the related 2026-B Vehicle from the 2026-B Series to the Unallocated Assets Series or an Other Series or cause such 2026-B Lease and 2026-B Vehicle to be conveyed to the Servicer on the Deposit Date.

(c) The Servicer hereby represents and warrants that it used no adverse selection procedures in selecting any of the 2026-B Leases or any of the 2026-B Vehicles for allocation to the 2026-B Series.

(d) In connection with the purchase by the Servicer of a Matured Vehicle relating to a 2026-B Lease pursuant to Section 2.06(b) of the Titling Company Servicing Agreement, the purchase price of such Matured Vehicle will be equal to, and shall be deemed to be, a Sales Proceeds Advance.

(e) If any 2026-B Lease and the related 2026-B Vehicle are reallocated to the Unallocated Asset Series, until such time thereafter, if ever, as such Lease and Leased Vehicle are allocated to an Other Series, the Servicer shall indemnify, defend and hold harmless the Depositor, the Issuing Entity and the Titling Company from and against any and all loss or liability with respect to or resulting from such 2026-B Lease or 2026-B Vehicle (including the reasonable fees and expenses of counsel) except the Servicer shall not be liable for or required to indemnify the Depositor, the Issuing Entity and the Titling Company from and against any and all special, indirect, consequential or punitive losses or liabilities.

(f) If the Servicer permits a Lease Pull-Forward, all Pull-Forward Payments due and payable by the Lessee under the Lease will be paid and deposited in the Series Collection Account within the time period required for the Servicer to deposit collections into the Series Collection Account; provided that, if the Servicer waives the Pull-Forward Payment (or any portion thereof) payable by the Lessee during any Collection Period, the Servicer will be required to deposit the waived amount of the Pull-Forward Payment into the Series Collection Account by the next Deposit Date related to such Collection Period.

Section 8.03 Collections and Payment Date Advance Reimbursement.

(a) The Servicer shall, with respect to Series Collections and amounts in respect of the 2026-B Series Certificate, from time to time, determine the respective amounts and recipients and:

(i) during each Collection Period, in addition to the deposits required by Section 2.07 of the Titling Company Servicing Agreement, deposit into the 2026-B Series Collection Account all Repurchase Payments pursuant to Section 8.02(a) and Section 8.02(b);

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(ii) on, or prior to each Deposit Date, deposit into the 2026-B Series Collection Account all Advances, any Residual Value Surplus from the sale of a Matured Vehicle for which the Servicer made a Sales Proceeds Advance and any Net Auction Proceeds from the disposition of a Matured Vehicle at auction for which the Servicer was reimbursed during the related Collection Period pursuant to Section 8.06; and

(iii) on each Payment Date, pursuant to the related Payment Date Certificate, allocate Available Funds on deposit in the 2026-B Series Collection Account with respect to the related Collection Period and instruct the Indenture Trustee to make, no later than 11:00 a.m., New York City time, or such other time as may be agreed to by the applicable parties, the following deposits and distributions in the following amounts and order of priority:

(A) to the Servicer the sum of outstanding (1) Sales Proceeds Advances that have been outstanding as of the end of that Collection Period for at least 90 days and (2) Monthly Payment Advances as to which the related Lessee has made all or a portion of the advanced Monthly Payment or that have been outstanding as of the end of the Collection Period for at least 90 days (collectively, the “Payment Date Advance Reimbursement”);

(B) to or on behalf of the Servicer, the Servicing Fee in respect of the related Collection Period, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods; and

(C) to the Note Distribution Account, the Reserve Account and Certificate Distribution Account, as applicable, such distributions in the amounts and order of priority as set forth in Sections 8.04(a), 8.04(b) and 10.01 of the Indenture.

Notwithstanding Section 2.07 of the Titling Company Servicing Agreement, the Servicer shall remit into the Series Collection Account the amounts provided for in such Section received during a Collection Period, by (subject to Section 8.03(c)) the close of business on the second Business Day after identification.

(b) Notwithstanding Sections 8.02(c) or 8.03(b) hereof, the Servicer shall be permitted to retain the amounts provided for in such subsections received during a Collection Period until the Business Day preceding the Payment Date on which such amounts are required to be disbursed (or such other date as provided in the Public ABS Transaction referred to below), for so long as no Servicer Default has occurred and is continuing, and the following requirements are met (collectively, the “Monthly Remittance Condition”):

(i) (A) NMAC (or its successors pursuant to Section 5.03(b) of the Titling Company Servicing Agreement) is the Servicer, and (B) NMAC’s short-term unsecured debt obligations are rated at least “P-1” by Moody’s and “F1” by Fitch (in each case, so long as Moody’s or Fitch is a Rating Agency);

(ii) the Servicer obtains a Servicer Letter of Credit or certain other arrangements are made and the Rating Agency Condition is satisfied;

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(iii) the Servicer otherwise satisfies each Rating Agency’s requirements; or

(iv) if the Outstanding Amount of the Notes is reduced to zero and 100% of the outstanding Trust Certificates are owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate of NMAC is the Servicer) or any of their respective Affiliates.

Pending deposit into the 2026-B Series Collection Account, Series Collections may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds. Notwithstanding anything herein to the contrary, if a subsequent Public ABS Transaction calls for changes in making monthly deposits to the related collection account, then, if the Rating Agency Condition is satisfied, the Servicer will no longer be bound by the Monthly Remittance Condition hereunder, and will instead be subject to the conditions to making monthly deposits as required by the subsequent Public ABS Transaction.

(c) Notwithstanding Sections 2.07(a) and 2.11(a) of the Titling Company Servicing Agreement, the Servicer shall use commercially reasonable efforts in accordance with its Customary Servicing Practices to (i) collect all payments required under each Lease and (ii) cause each Lessee to make all payments required under its Lease, accompanied by an invoice, payment coupon or electronic funds transfer notice bearing the lease number to which such payment relates.

Section 8.04 Net Deposits. Notwithstanding anything to the contrary contained in this 2026-B Servicing Supplement, NMAC (as Servicer or in any other capacity) shall be permitted to deposit into the 2026-B Series Collection Account only the net amount distributable to the Issuing Entity, as holder of the 2026-B Series Certificate on the related Deposit Date and NMAC (and/or its designees or Affiliates) may pay the Optional Purchase Price pursuant to Section 8.16 net of amounts to be distributed to the Servicer or its Affiliates. The Servicer shall, however, account to the Issuing Entity, the Titling Company Administrator, the Titling Company Registrar, the Indenture Trustee (or any successor to the duties of the Indenture Trustee), the Owner Trustee and the Holders of the Securities as if all of the deposits and distributions described herein were made individually.

Section 8.05 Servicing Compensation.

(a) As compensation for the performance of its obligations under the Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee.

(b) The Servicer shall also be entitled to additional servicing compensation with respect to the 2026-B Series Assets in the form of (i) interest and earnings on investment of funds in the 2026-B Series Accounts, provided that any losses and investment expenses shall be charged against the funds on deposit in the applicable 2026-B Series Account, and (ii) Administrative Charges to the extent not required for the payment of insurance premiums, taxes, or similar charges allocable to the 2026-B Leases; provided, however, that the Servicer may in its sole discretion waive any Administrative Charges, in whole or in part, in connection with any delinquent payments due on a Lease.

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Section 8.06 Advances.

(a) If during a Collection Period a Lessee makes a Lessee Partial Monthly Payment, the Servicer may, but shall not be obligated to, make a Monthly Payment Advance.

(b) The Servicer may, but shall not be obligated to, make a Sales Proceeds Advance with respect to a Matured Vehicle. If the Servicer has made a Sales Proceeds Advance with respect to a Matured Vehicle, the Issuing Entity shall have no claim against or interest in such Matured Vehicle or any Net Auction Proceeds resulting from the sale or other disposition thereof, except with respect to any related Residual Value Surplus. If the Servicer sells or otherwise disposes of a Matured Vehicle after having made a Sales Proceeds Advance, the Servicer may retain the Net Auction Proceeds up to the amount of the Securitization Value of the related 2026-B Lease and the Residual Value Surplus, if any, will be deposited into the 2026-B Series Collection Account. If the Net Auction Proceeds are less than the Sales Proceeds Advance of the related 2026-B Lease, or if a Sales Proceeds Advance is outstanding for more than ninety days, the Servicer shall be reimbursed therefor in accordance with Section 8.03(a)(iii) hereof.

(c) Notwithstanding anything to the contrary in the Servicing Agreement, the Servicer shall not make an Advance if it determines that such Advance will not be recoverable from future payments on or in respect of the related 2026-B Lease or 2026-B Vehicle.

Section 8.07 Third Party Claims. In addition to the requirements set forth in Section 2.14 of the Titling Company Servicing Agreement, the Servicer shall immediately notify the Depositor (in the event that NMAC is not acting as Servicer) and the Indenture Trustee (or any successor to the duties of the Indenture Trustee) upon learning of a claim or Lien of whatever kind of a third party that would materially and adversely affect the interests of the Depositor or the Issuing Entity with respect to the 2026-B Series Assets.

Section 8.08 Contingent and Excess Liability Insurance Policy. So long as any Securities are outstanding, the Servicer shall maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of, the Contingent and Excess Liability Insurance Policy unless (i) a replacement Insurance Policy is obtained that provides coverage against third party claims that may be raised against the Titling Company or the Issuing Entity in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of at least $15 million combined single limit each occurrence and in the aggregate, without limit on the number of occurrences in any policy period (which Insurance Policy may be a blanket Insurance Policy covering the Servicer and one or more of its Affiliates) and (ii) each Rating Agency receives prior written notice of such termination and any replacement insurance policy. The obligations of the Servicer pursuant to this Section shall survive any termination of the Servicer’s other obligations under the Servicing Agreement until such time as claims can no longer be brought that would be covered by such Insurance Policies, whether as a result of the expiration of relevant statutes of limitations or otherwise. Notwithstanding the foregoing, the Servicer shall only be required to maintain the Contingent and Excess Liability Insurance Policy that is required to be maintained by the Servicer in the most recent Public ABS Transaction; provided, that if no such Contingent and Excess Liability Insurance Policy is required to be maintained in the most recent Public ABS Transaction, then no such Contingent and Excess Liability Insurance Policy shall be required hereunder.

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Section 8.09 Reporting by the Servicer; Delivery of Certain Documentation. On the tenth calendar day of each month (or, if the 10th day is not a Business Day, the next succeeding Business Day), the Servicer shall furnish to the Titling Company Administrator, the Titling Company Registrar and the Depositor, a Payment Date Certificate for the immediately preceding Collection Period.

Section 8.10 Accountants’ Attestation. So long as the Depositor is filing the attestation report with respect to the Issuing Entity under the Exchange Act, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2027, the Servicer shall cause a firm of independent certified public accountants to furnish an attestation report to the Issuing Entity, Indenture Trustee and each Rating Agency as to the Servicer’s Assessment Report of its compliance with the applicable servicing criteria set forth under Item 1122 of Regulation AB during the Servicer’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement), which shall be deemed furnished upon filing such report with the Commission. The form of attestation report may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the Commission.

Section 8.11 Servicer’s Assessment Report; Annual Servicer’s Compliance Statement; Officer’s Certificate.

(a) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, which shall be deemed to be delivered upon filing such report with the Commission, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2027, a report assessing the Servicer’s compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the Issuing Entity substantially in the form of Exhibit B (the “Servicer’s Assessment Report”) and such Servicer’s Assessment Report will identify any material instance of noncompliance, so long as the Depositor is filing the Servicer’s Assessment Report with respect to the Issuing Entity under the Exchange Act. The form of Servicer’s Assessment Report may be deleted or replaced by any similar form using any standards that are now or in the future in use by servicers of comparable assets or which otherwise comply with any rule, regulation, “no action” letter or similar guidelines promulgated by the Commission.

(b) The Servicer shall also deliver to the Owner Trustee, the Indenture Trustee and each of the Rating Agencies, on or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2027, an Officer’s Certificate with respect to the prior fiscal year of the Servicer (or with respect to the initial Officer’s Certificate, the period from the date of the initial issuance of the Notes to March 31, 2027), providing such information as is required under Item 1123 of Regulation AB. Copies of such statements, certificates and reports may be obtained by the Noteholders or the Trust Certificateholder by a request in writing addressed to the Indenture Trustee or the Owner Trustee.

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(c) On or before the last day of the third month after the end of each fiscal year of the Servicer, beginning with June 30, 2027, for as long as NMAC continues to act as the Servicer, the Servicer shall deliver an Officer’s Certificate substantially in the form of Exhibit A with respect to the Employee Benefit Plans to each Rating Agency, the Owner Trustee and the Indenture Trustee.

Section 8.12 Servicer Defaults; Termination of Servicer.

(a) Each of the following acts or occurrences constitutes a “Servicer Default” under the Servicing Agreement with respect to the 2026-B Series:

(i) the Servicer fails to deliver, or cause to be delivered, any required payment to the Securities Intermediary or the Indenture Trustee for distribution to the Noteholders or the Trust Certificateholders, which failure continues for five (5) Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee, the Noteholders or the Trust Certificateholders, as applicable, evidencing at least a Majority Interest in the applicable Securities (which for this purpose includes Trust Certificates held by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and their respective Affiliates), voting together as a single class; provided, however, that a failure under this clause (i) that continues unremedied for a period of ten Business Days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence;

(ii) the Servicer fails to duly observe or perform in any material respect any of its covenants or agreements in the Servicing Agreement not otherwise covered in this Section 8.12(a), which failure materially and adversely affects the rights of a Holder of the 2026-B Series Certificate, the Noteholders or Trust Certificateholders, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a Majority Interest in the applicable Securities consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Indenture Trustee or the related holders evidencing at least a Majority Interest in the applicable Securities or such default becomes known to the Servicer (it being understood that the making of a Repurchase Payment and reallocation of a 2026-B Lease and the related 2026-B Vehicle by the Servicer pursuant to Section 8.02(a) shall be the sole remedy available with respect to a breach of Section 8.02(a)); provided, however, that a failure under this clause (ii) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence,

(iii) any representation, warranty, or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of a Holder of the 2026-B Series Certificate or the holders of the Notes, or the Trust Certificateholders, continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a Majority Interest in the applicable Securities

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consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Titling Company Registrar or the related holders evidencing a Majority Interest in the applicable Securities, or such default becomes known to the Servicer (it being understood that the making of a Repurchase Payment and reallocation of a 2026-B Lease and the related 2026-B Vehicle by the Servicer pursuant to Section 8.02(b) shall be the sole remedy available with respect to a breach of the representations and warranties of the Servicer in Section 8.02(b) with respect to such 2026-B Lease); provided, however, that a failure under this clause (iii) that continues unremedied for a period of 150 days or less will not constitute a Servicer Default if such failure was caused by a force majeure or other similar occurrence, or

(iv) (A) the existence of any Proceeding in, or the entry of a decree or order for relief by, a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, (B) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official with respect to the Servicer or of any substantial part of its property or (C) the ordering of the winding up or liquidation of the affairs of the Servicer, and in each case, the continuance of any such Proceeding unstayed and in effect for a period of 90 consecutive days, or immediately upon entry of any decree or order, or

(v) the Servicer (A) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (B) fails to pay, or is generally unable to pay, its debts as they become due, (C) makes a general assignment for the benefit of creditors, (D) commences a voluntary case under the federal bankruptcy laws, (E) is adjudicated to be bankrupt or insolvent, (F) files a petition seeking to take advantage of any other law providing for the relief of debtors, or (G) takes any corporate action for the purpose of effecting any of the foregoing, and in each case, the continuance of any such event remains unstayed and in effect for a period of 90 consecutive days;

provided, however, that notwithstanding any other provision of the Servicing Agreement, any Servicer Default with respect to the 2026-B Series shall not constitute a Servicer Default with respect to any Other Series and any servicer default with respect to any Other Series shall constitute a servicer default only with respect to such Series and not with respect to the 2026-B Series.

(b) Upon the occurrence of any Servicer Default, the Servicer shall provide to the Indenture Trustee and the Owner Trustee prompt notice of any (i) Servicer Default or (ii) event or condition that, with the giving of notice or the passage of time, or both, would become a Servicer Default, accompanied in each case by a description of the nature of the default and the Servicer’s efforts to remedy the same.

(c) If a Servicer Default shall have occurred and is continuing with respect to the 2026-B Series, the Titling Company Registrar, on behalf of the Titling Company, shall, at the direction of the Required Related Holders, by notice given to the Servicer, the Trust Administrator (and the Trust Administrator will provide each Rating Agency with notice thereof pursuant to Section 2.01(d) of the Administration Agreement), the Depositor and the holders of the Rated Securities affected by that Servicer Default, terminate the rights and obligations of the Servicer

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under this 2026-B Servicing Supplement. In the event that the Servicer is removed as servicer with respect to servicing the 2026-B Series Assets, subject to the consent of the Titling Company Registrar, the Required Related Holders shall appoint a successor Servicer. The successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Titling Company Registrar. Such successor Servicer shall be approved by the Titling Company Registrar, such approval not to be unreasonably withheld. The Titling Company Registrar, acting on the direction of the Required Related Holders, may waive any default of the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the 2026-B Series and, upon any such waiver, such default shall cease to exist and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of the Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto. For purposes of this Section, so long as the Lien of the Indenture is in place, the Required Related Holders shall be deemed to be the Indenture Trustee (as Registered Pledgee of the 2026-B Series Certificate), acting at the direction of the Required Percentage of the Noteholders and thereafter, the Owner Trustee, acting at the direction of the Required Percentage of the Trust Certificateholders (which for this purpose shall include Trust Certificates owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or an Affiliate is the Servicer) and any of their respective Affiliates) until the final distribution is made with respect to the 2026-B Series Assets.

(d) If the Servicer is removed with respect to servicing the 2026-B Series Assets, the Servicer shall be entitled to reimbursement for any outstanding Advances made pursuant to this 2026-B Servicing Supplement, to the extent of the funds available therefor with respect to all Advances made by the Servicer.

Section 8.13 Servicer Representations and Warranties. Effective as of the date hereof, the Servicer hereby reaffirms the representations and warranties set forth in Section 5.01 of the Titling Company Servicing Agreement, except that references to “this Agreement” shall be deemed to refer to the Servicing Agreement, as such term is defined herein.

Section 8.14 Compliance with Regulation AB. The Servicer shall cooperate fully with the Depositor and the Issuing Entity to deliver to the Depositor and the Issuing Entity (including any of its assignees or designees) any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Depositor or the Issuing Entity to permit the Depositor to comply with the provisions of Regulation AB and its reporting obligations under the Exchange Act, together with such disclosures relating to the Servicer and the 2026-B Leases, or the servicing of the 2026-B Leases, reasonably believed by the Depositor to be necessary in order to effect such compliance.

Section 8.15 Possession of Lease Documents. The Servicer or its designee may hold the Lease Documents at locations in the continental United States. The Servicer will furnish to the Trust Administrator, as soon as practicable after receiving a request therefor, a list of all locations where Lease Documents are kept.

10	NALT 2026-B Series Servicing Supplement

Section 8.16 Optional Purchase of the 2026-B Series Certificate. If, as of the last day of any Collection Period, the aggregate Securitization Value of the 2026-B Series Assets is less than or equal to 10% of the initial aggregate Securitization Value of the 2026-B Series Assets as of the Cutoff Date, the Servicer shall have the option to purchase (and/or to designate one or more other parties to purchase) the 2026-B Series Certificate from the Issuing Entity on the related Payment Date (“Optional Purchase”). The purchase price with respect to such Optional Purchase shall be an amount equal to the greater of (i) the fair market value of the 2026-B Series Assets (which, with the consent of the Servicer and 100% of the Trust Certificateholders, may be deemed to be the aggregate Securitization Value of the 2026-B Series Assets on such Payment Date) and (ii) the sum of (A) the Redemption Price, (B) unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances, and (C) the Servicing Fee for the related Collection Period, together with any unpaid Servicing Fees for prior Collection Periods, in each case, after giving effect to any distributions of Available Funds required to be made on such Payment Date pursuant to Section 8.04 of the Indenture (such amount, the “Optional Purchase Price”). If the Servicer exercises the Optional Purchase, the Servicer (and/or its designee) shall deposit, subject to Section 8.04 of the Servicing Agreement, the Optional Purchase Price into the 2026-B Series Collection Account on the Deposit Date relating to the related Payment Date. If the Servicer (and/or its designee) exercises the Optional Redemption, the Notes shall be redeemed, in whole but not in part, on such Redemption Date.

Section 8.17 Trust Administrator Compensation. The Servicer shall pay the Trust Administrator a monthly payment of compensation in an amount to be agreed to between the Trust Administrator and the Servicer pursuant to Section 2.04 of the Administration Agreement.

ARTICLE NINE

MISCELLANEOUS

Section 9.01 Termination of Servicing Supplement. This 2026-B Servicing Supplement shall terminate upon the earlier to occur of (i) the termination of the 2026-B Series or (ii) with respect to the Servicer, but not as to the applicable successor Servicer, the resignation or removal of the Servicer with respect to the 2026-B Series in accordance with the terms of the Servicing Agreement. Any such termination hereunder shall effect a termination only with respect to the 2026-B Series Assets and not as to Titling Company Assets allocated to any Other Series, and shall not effect a termination of the Titling Company Servicing Agreement or any other supplement to the Titling Company Servicing Agreement.

Section 9.02 Governing Law. THIS 2026-B SERVICING SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 9.03 Amendments.

(a) Notwithstanding any provision of the Titling Company Servicing Agreement, the Titling Company Servicing Agreement, as supplemented by this 2026-B Servicing Supplement, to the extent that it relates solely to the 2026-B Series and the 2026-B Series Assets, may be amended in accordance with this Section 9.03.

11	NALT 2026-B Series Servicing Supplement

(b) Any term or provision of this 2026-B Servicing Supplement may be amended by the parties hereto, without the consent of any other Person, subject to the satisfaction of one of the following conditions:

(i) the Servicer delivers an Officer’s Certificate or Opinion of Counsel to the Indenture Trustee and the Titling Company Registrar to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee and the Titling Company Registrar in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(c) This 2026-B Servicing Supplement may also be amended by the parties hereto (i) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this 2026-B Servicing Supplement or of modifying in any manner the rights of the Noteholders with the consent of the holders of Notes evidencing at least a Majority Interest of the Controlling Class of the Notes or (ii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this 2026-B Servicing Supplement or of modifying in any manner the rights of the Trust Certificateholders with the consent of Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates. It will not be necessary for the consent of Noteholders or Trust Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. For purposes of this Section 9.03, if NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes, such Person (or Persons) may consent to such amendment on behalf of the Noteholders. In determining whether NMAC and/or its Affiliates is the holder of Notes representing 100% of the Note Balance of the Outstanding Notes for purposes of the preceding sentence, any party shall be entitled to rely on an Officer’s Certificate or similar certification of NMAC or any Affiliate thereof to such effect.

(d) Prior to the execution of any amendment to this 2026-B Servicing Supplement, the Servicer shall provide each Rating Agency, the Owner Trustee and the Indenture Trustee with written notice of the substance of such amendment. Promptly after the execution of any amendment to this 2026-B Servicing Supplement, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Indenture Trustee and the Owner Trustee.

(e) In the event that any Trust Certificates are held by anyone other than NMAC or any of its Affiliates, this 2026-B Servicing Supplement may only be amended if, in addition, (i) Trust Certificateholders evidencing at least a majority of the beneficial interest in the Trust Certificates consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Servicer or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders.

(f) No amendment pursuant to this Section 9.03 shall be effective which affects the rights, protections, liabilities or duties of the Titling Company Registrar, the Indenture Trustee or the Owner Trustee without the prior written consent of such Person (which consent shall not be unreasonably withheld or delayed). The Titling Company Registrar, the Indenture Trustee and the Owner Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects the Titling Company Registrar’s, the Indenture Trustee’s or the Owner Trustee’s, as applicable, own rights, duties, liabilities or immunities under this 2026-B Servicing Supplement.

12	NALT 2026-B Series Servicing Supplement

(g) Prior to the execution of any amendment to this 2026-B Servicing Supplement, the Servicer shall provide an Opinion of Counsel to the Titling Company Registrar to the effect that after such amendment, for U.S. federal income tax purposes, the Titling Company will not be treated as an association (or a publicly traded partnership) taxable as a corporation and Notes (other than Tax Retained Notes) will properly be characterized as indebtedness that is secured by the assets of the Issuing Entity.

Section 9.04 Relationship of this 2026-B Servicing Supplement to Other Titling Company Documents. Unless the context otherwise requires, this 2026-B Servicing Supplement and the other Titling Company Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this 2026-B Servicing Supplement and (i) the Titling Company Agreement, with respect to the servicing of any Titling Company Assets, the provisions of this 2026-B Servicing Supplement shall prevail and (ii) the Titling Company Servicing Agreement, the provisions of this 2026-B Servicing Supplement shall control.

Section 9.05 Binding Effect. The provisions of this 2026-B Servicing Supplement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, and all such provisions shall inure to the benefit of the Owner Trustee on behalf of the Issuing Entity.

Section 9.06 Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 9.07 Counterparts and Electronic Signature. This 2026-B Servicing Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each party agrees that this 2026-B Servicing Supplement and any other documents to be delivered in connection herewith may be digitally or electronically signed, and that any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by a digital signature provider as specified in writing to the Indenture Trustee) appearing on this 2026-B Servicing Supplement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility; provided, however, that any documentation with respect to the transfer of Notes or other securities presented to the Indenture Trustee, the Note Registrar or any other transfer agent must contain original, manually executed signatures. Other than with respect to instances in which manual signatures are expressly required by this paragraph, each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any digital or electronic signature appearing on this 2026-B Servicing Supplement or any other documents to be delivered in connection herewith and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

13	NALT 2026-B Series Servicing Supplement

Section 9.08 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this 2026-B Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers, and remedies hereunder.

Section 9.09 Third-Party Beneficiaries. The Issuing Entity, each Holder of the 2026-B Series, the Depositor, the Owner Trustee, the Indenture Trustee and each Registered Pledgee shall be third-party beneficiaries of the Servicing Agreement. Except as otherwise provided in the Servicing Agreement, no other Person shall have any rights hereunder. For purposes of the Servicing Agreement, this Section replaces Section 6.12 of the Titling Company Servicing Agreement in its entirety.

Section 9.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers, and privileges provided at law, in equity or otherwise.

Section 9.11 No Petition. Each of the parties hereto, by entering into this 2026-B Servicing Supplement, in addition to provisions of Section 6.14 of the Titling Company Servicing Agreement, hereby covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against the Member, the Depositor, the Titling Company, the Issuing Entity, any other Special Purpose Affiliate or any Beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law. This Section shall survive the complete or partial termination or assignment of this 2026-B Servicing Supplement.

Section 9.12 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any Proceeding relating to this 2026-B Servicing Supplement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 9.13 of this 2026-B Servicing Supplement;

14	NALT 2026-B Series Servicing Supplement

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this 2026-B Servicing Supplement, any other Basic Document, or any matter arising hereunder or thereunder.

Section 9.13 Notices. The notice provisions of Section 6.05 of the Titling Company Servicing Agreement shall apply equally to this 2026-B Servicing Supplement. A copy of each notice or other writing required to be delivered to the Servicer pursuant to the Servicing Agreement also shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of mail, email (if an email address is provided) or facsimile notice, when actually received by the intended recipient, and addressed in each case as specified on Schedule II to the Series Certificate Sale Agreement or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto; provided, however, any demand, notice or communication to be delivered pursuant to the Servicing Agreement to any Rating Agency shall be deemed to be delivered if a copy of such demand, notice or communication has been posted on any web site maintained by NMAC pursuant to a commitment to any Rating Agency relating to the Notes in accordance with 17 C.F.R. 240 17g-5(a)(3).

[Remainder of Page Intentionally Left Blank]

15	NALT 2026-B Series Servicing Supplement

IN WITNESS WHEREOF, the parties hereto have caused this 2026-B Servicing Supplement to be duly executed and delivered by their respective officers duly authorized as of the day and year first above written.

NISSAN-INFINITI LT LLC,
as Titling Company

By:	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

NILT LLC,
as Member

By:	/s/ Nathan Debernardi
Name: Nathan Debernardi
Title: Assistant Treasurer

NISSAN MOTOR ACCEPTANCE COMPANY LLC,
as Servicer

By:	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

S-1	NALT 2026-B Series Servicing Supplement

EXHIBIT A

FORM OF ANNUAL ERISA CERTIFICATION

(As required to be delivered on or before June 30 of each

calendar year beginning with June 30, 2027, pursuant to

Section 8.11 of the 2026-B Servicing Supplement)

NISSAN MOTOR ACCEPTANCE COMPANY LLC

NISSAN AUTO LEASE TRUST 2026-B

The undersigned, duly authorized representative of Nissan Motor Acceptance Company LLC (“NMAC”), as Servicer, pursuant to the 2026-B Series Servicing Supplement to the Titling Company Servicing Agreement dated as of July 29, 2026 (as amended and supplemented, or otherwise modified and in effect from time to time, the “2026-B Servicing Supplement”), by and between NISSAN-INFINITI LT LLC, NILT LLC and NMAC, as Servicer, does hereby certify that:

1.	The undersigned is an Authorized Officer of NMAC.

2.	As of the end of NMAC’s preceding fiscal year, with respect to Employee Benefit Plans:

(a) [Employee Benefit Plan assets exceed the present value of accrued benefits][The present value of the accrued benefits exceeds plan assets] under each of the Employee Benefit Plans as of the close of the most recent Employee Benefit Plan year, as required to be reported in the financial statements for such Employee Benefit Plan filed with the most recent Form 5500 for such Employee Benefit Plan (the “Most Recent Plan Financial Statements”).

[Select from the following statements]

(b) [Neither NMAC nor any of its ERISA Affiliates (i) anticipates that the value of the assets of any Employee Benefit Plan it maintains would not be sufficient to cover any Funding Target; or (ii) is contemplating benefit improvements with respect to any Employee Benefit Plan then maintained by any such entity or the establishment of any new Employee Benefit Plan, either of which would cause any such entity to maintain an Employee Benefit Plan with a Funding Target in excess of plan assets. The term “Funding Target” has the meaning set forth in section 430(d) of the Internal Revenue Code.][Describe any failure of the certifications in clauses (i) and (ii) to be true.]

Ex. A-1	NALT 2026-B Series Servicing Supplement

(c) [If all of the Employee Benefit Plans were terminated (disregarding any Employee Benefit Plans with surpluses), the unfunded liabilities at such date with respect to such Employee Benefit Plans, their participants or beneficiaries, and the Pension Benefit Guaranty Corporation, would not have exceeded [5%] of the consolidated net worth of Nissan Motor Co., Ltd. or [25%] of the consolidated net worth of Nissan North America, Inc. at such date.]

(d) [There are no unpaid minimum required contributions with respect to any Employee Benefit Plan as disclosed on the Most Recent Plan Financial Statements.]

(e) [Describe any facts that would cause the statements in clauses (b), (c) or (d) to be incorrect.]

Capitalized terms used but not defined herein are used as defined in the 2026-B Servicing Supplement, and if not defined therein, as defined in Annex A to the Series Certificate Sale Agreement, dated as of July 29, 2026, by and between NILT LLC and Nissan Auto Leasing LLC II.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Certificate this ____ day of __________.

By:____________________________________
Name:
Title:

Ex. A-2	NALT 2026-B Series Servicing Supplement

Exhibit B

SERVICING CRITERIA TO BE ADDRESSED IN SERVICER’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified below as “Applicable Servicer Servicing Criteria”:

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back- up servicer for the pool assets are maintained.		X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.		X

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

Exhibit B-1	NALT 2026-B Series Servicing Supplement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Exhibit B-2	NALT 2026-B Series Servicing Supplement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.	X

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

Exhibit B-3	NALT 2026-B Series Servicing Supplement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X

Exhibit B-4	NALT 2026-B Series Servicing Supplement

Servicing Criteria		Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related accounts, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

Exhibit B-5	NALT 2026-B Series Servicing Supplement